EXHIBIT 99.1

News Release

Contact: Investor Relations
Phone: (713) 324-4755
Email: xjtinvestor@expressjet.com

EXPRESSJET HOLDINGS THIRD QUARTER EARNINGS $30.8 MILLION
Diluted Earnings Per Share of $0.57

            HOUSTON, Oct. 21, 2004 – ExpressJet Holdings, Inc. (NYSE:XJT) today announced third quarter net income of $30.8 million, or $0.57 diluted earnings per share – an 11 percent increase over the 2003 third quarter.

            ExpressJet had another record-breaking quarter.  “We continued to deliver a reliable product to our partner, despite several hurricanes in the southeast and other operational challenges, maintained a low cost structure and achieved our fourteenth consecutive quarter of improved earnings,” said ExpressJet President and CEO Jim Ream.  “These accomplishments are all attributable to our 6,500 employees.”

THIRD QUARTER REVIEW AND HIGHLIGHTS

Operational Review

            Third quarter operating revenue increased 12 percent to $385.7 million, from $343.6 million in the third quarter of 2003.  Compared with the same period last year, capacity grew 19 percent to 2.7 billion available seat miles, with block hours increasing 17 percent to approximately 187,000 block hours.  Revenue passenger miles were up 25 percent, resulting in a 3.4 point year-over-year increase in load factor to a quarterly record of 74.2 percent.  Also during the 2004 third quarter, the company achieved a 99.9 percent controllable completion factor, which excludes cancellations due to weather and air traffic control.  ExpressJet’s overall completion rate for the quarter was 98.2 percent.  During the quarter, ExpressJet accepted delivery of five Embraer ERJ-145XR aircraft, bringing its total fleet to 240.

            In July, the company’s dispatchers, represented by the Transport Workers Union, ratified an agreement that covers 74 employees and becomes amendable July 1, 2009.  In September, the company’s maintenance technicians, represented by the International Brotherhood of Teamsters, ratified an agreement that covers approximately 1,000 employees and becomes amendable Aug. 1, 2009.

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EXPRESSJET THIRD QUARTER EARNINGS $30.8 MILLION/PAGE 2

            Additionally, on Oct. 6, 2004, ExpressJet announced a tentative four-year agreement with its pilots, represented by the Air Line Pilots Association, International (ALPA).  The tentative agreement will require ratification by a vote of the approximately 2,100 ALPA members.

            Recently, Continental Airlines, Inc. (“Continental”) (NYSE: CAL) announced that it will begin daily nonstop service on Dec. 16 between Los Angeles International Airport and three Mexican destinations – Aguascalientes, Leon-Guanajuato and Morelia – pending government approval.  Continental proposes to have ExpressJet operate this service with its 50-passenger Embraer regional jets.

Financial Review

            ExpressJet’s third quarter 2004 operating income reflected a 13.4 percent operating margin, compared to 13.7 percent for third quarter of 2003.  The 13.4 percent operating margin included the benefits of cost savings initiatives and $2.9 million in performance incentive payments.

            ExpressJet ended the third quarter of 2004 with $185.9 million in cash, including $6.3 million in restricted cash.  On Sept. 30, 2004, in addition to the scheduled quarterly payment of $27.9 million, ExpressJet made a $54.2 million discretionary prepayment on its note payable to Continental, consisting of the scheduled principal payments for Dec. 31, 2004 and March 31, 2005, thereby reducing the outstanding balance to $98.8 million.  Additionally during September, ExpressJet purchased seven spare engines from Continental for $13.3 million and terminated the operating leases for those engines with Continental.  ExpressJet currently expects capital expenditures of approximately $41 million for the full year 2004.

            In July 2004, ExpressJet began negotiating with Continental to adjust the scheduled block hour rates for 2005 as required under the parties’ capacity purchase agreement.  Under this agreement, ExpressJet receives payment for each scheduled block hour in accordance with a formula designed to provide it with an operating margin of 10 percent.  The negotiations are substantially complete, and the parties have an agreement in principle to amend the capacity purchase agreement with respect to certain matters, including to cap the prevailing margin at 10.0 percent.  Additionally, ExpressJet will not be required to pay Continental a penalty for controllable completion factors below the rising historical benchmark, unless the controllable completion factor falls below 99.5 percent.

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EXPRESSJET THIRD QUARTER EARNINGS $30.8 MILLION/PAGE 3

            ExpressJet will conduct a telephone briefing to discuss its third quarter results today at 9:30 a.m. EDT (8:30 a.m. CDT).  A live webcast of this briefing will be available online at www.expressjet.com - investor relations.

CORPORATE BACKGROUND

            ExpressJet Airlines, Inc. operates as Continental Express, the regional jet provider for Continental.  With service to approximately 146 destinations in the United States, Canada, Mexico and the Caribbean, ExpressJet operates all of Continental’s regional jet service from its hubs in Houston, New York/Newark and Cleveland, and additional non-hub service to and from Mexico.  ExpressJet passengers receive efficient service and comfortable leather seating, along with advance seat assignments and OnePass frequent flyer miles that can be redeemed on Continental and partner airlines.

            ExpressJet Airlines employs approximately 6,500 people and is owned by ExpressJet Holdings, Inc.  For more information, visit www.expressjet.com.

            The statements in this document that refer to plans and expectations for the fourth quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties.  Many factors could affect ExpressJet’s actual results, and variances from ExpressJet’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements.  Some of the known factors that could significantly impact results include, but are not limited to, the company’s dependence on its capacity purchase agreement with Continental; the company’s dependence on Continental's financial and operational strength; labor costs and relations, including the results of union contract negotiations; flight disruptions as a result of operational matters; deliveries of additional aircraft; regulatory developments and costs, including the costs and other effects of enhanced security measures and other possible regulatory requirements; the company’s high leverage; and competition and industry conditions.  Additional information concerning risk factors that could affect the company’s actual results are described in its filings with the Securities and Exchange Commission, including its 2003 annual report on Form 10-K.  The events described in the forward-looking statements might not occur or might occur to a materially different extent than described herein.  The company undertakes no duty to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

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EXPRESSJET THIRD QUARTER EARNINGS $30.8 MILLION/PAGE 4

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY
(In thousands, except per share data)
	Three Months Ended September 30,
			Increase/
	2004	2003	(Decrease)

Operating Revenue..........................................	$385,666	$343,629	12.2%

Operating Expenses:
Wages, salaries and related costs...............	82,960	73,703	12.6%
Aircraft rentals............................................	71,565	64,205	11.5%
Aircraft fuel and related taxes......................	48,336	41,305	17.0%
Maintenance, materials and repairs..............	40,251	33,508	20.1%
Ground handling.........................................	27,412	23,614	16.1%
Other rentals and landing fees.....................	23,844	27,267	(12.6%)
Outside services.........................................	6,044	5,829	3.7%
Depreciation and amortization......................	6,027	5,265	14.5%
Aircraft related and other insurance..............	2,278	1,987	14.6%
Other operating expenses............................	25,318	19,967	26.8%

	334,035	296,650	12.6%

Operating Income............................................	51,631	46,979	9.9%

Nonoperating Income (Expense):
Interest expense.........................................	(3,105)	(2,578)	20.4%
Interest income..........................................	1,099	455	n/m
Capitalized interest.....................................	158	298	(47.0%)
Other, net..................................................	(3)	(15)	(80.0%)

	(1,851)	(1,840)	0.6%

Income before Income Taxes and Dividends.......	49,780	45,139	10.3%
Income Tax Expense.......................................	19,016	17,328	9.7%

Net Income.....................................................	30,764	27,811	10.6%

Basic EPS......................................................	$0.57	$0.48	18.8%
Diluted EPS....................................................	$0.57	$0.48	18.8%

Operating Margin.............................................	13.39%	13.67%	(0.28	pts)

Basic Shares Used for EPS Calculation............	54,236	58,069	(6.6%)
Diluted Shares Used for EPS Calculation...........	54,242	58,132	(6.7%)

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EXPRESSJET THIRD QUARTER EARNINGS $30.8 MILLION/PAGE 5

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY
(In thousands, except per share data)
	Nine Months Ended September 30,
			Increase/
	2004	2003	(Decrease)

Operating Revenue..........................................	$1,120,549	$970,494	15.5%

Operating Expenses:
Wages, salaries and related costs...............	239,434	209,000	14.6%
Aircraft rentals...........................................	208,766	182,911	14.1%
Aircraft fuel and related taxes......................	138,381	112,023	23.5%
Maintenance, materials and repairs..............	115,066	96,657	19.0%
Ground handling.........................................	78,552	65,824	19.3%
Other rentals and landing fees.....................	66,494	74,983	(11.3%)
Outside services........................................	22,721	21,939	3.6%
Depreciation and amortization.....................	17,623	14,911	18.2%
Aircraft related and other insurance..............	7,228	4,076	77.3%
Security fee reimbursement.........................	-	(3,034)	n/m
Other operating expenses............................	75,879	55,792	36.0%

	970,144	835,082	16.2%

Operating Income............................................	150,405	135,412	11.1%

Nonoperating Income (Expense):
Interest expense........................................	(9,145)	(6,770)	35.1%
Interest income..........................................	2,465	1,493	65.1%
Capitalized interest.....................................	391	846	(53.8%)
Other, net..................................................	130	(46)	n/m

	(6,159)	(4,477)	37.6%

Income before Income Taxes and Dividends.......	144,246	130,935	10.2%
Income Tax Expense.......................................	55,102	50,303	9.5%

Net Income.....................................................	89,144	80,632	10.6%

Preferred Stock Dividend..................................	-	(352)	n/m

Net Income Applicable to Common Stockholders.....................................................................	$89,144	80,280	11.0%

Basic EPS.....................................................	$1.64	$1.29	27.1%
Diluted EPS....................................................	$1.64	$1.29	27.1%

Operating Margin.............................................	13.42%	13.95%	(0.53	pts)

Basic Shares Used for EPS Calculation............	54,212	62,001	(12.6%)
Diluted Shares Used for EPS Calculation..........	54,230	62,005	(12.5%)

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EXPRESSJET THIRD QUARTER EARNINGS $30.8 MILLION/PAGE 6

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES

STATISTICS
	Three Months Ended September 30,
			Increase/
	2004	2003	(Decrease)

Revenue passenger miles (millions).............................	1,999	1,605	24.5%
Available seat miles (ASM) (millions)...........................	2,695	2,269	18.8%
Passenger load factor................................................	74.2%	70.8%	3.4	pts
Block hours..............................................................	186,539	159,150	17.2%
Departures................................................................	103,994	93,151	11.6%
Operating cost per available seat mile (cents)..............	12.40	13.07	(5.1%)
Operating cost per block hour (dollars)........................	1,791	1,864	(3.9%)
Average fuel cost per available seat mile (cents)...........	1.79	1.82	(1.6%)
Average price per gallon of fuel (cents).........................	71.20	71.20	-
Fuel gallons consumed (millions)................................	67.9	58.0	17.1%
Average length of aircraft flight (miles)..........................	533	502	6.2%
Actual aircraft in fleet at end of period..........................	240	218	10.1%
Average daily utilization of each aircraft.......................	8 hr 33 min	8 hr 4 min	6.1%
Controllable completion factor.....................................	99.9%	99.7%	0.2	pts
Completion factor......................................................	98.2%	97.9%	0.3	pts

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES

STATISTICS
	Nine Months Ended September 30,
			Increase/
	2004	2003	(Decrease)

Revenue passenger miles (millions).............................	5,447	4,139	31.6%
Available seat miles (ASM) (millions)...........................	7,697	6,109	26.0%
Passenger load factor................................................	70.8%	67.8%	3.0	pts
Block hours..............................................................	539,695	432,962	24.6%
Departures................................................................	300,883	261,605	15.0%
Operating cost per available seat mile (cents)..............	12.60	13.67	(7.8%)
Operating cost per block hour (dollars)........................	1,798	1,929	(6.8%)
Average fuel cost per available seat mile (cents)...........	1.80	1.83	(1.6%)
Average price per gallon of fuel (cents).........................	71.20	71.20	-
Fuel gallons consumed (millions)................................	194.4	157.3	23.6%
Average length of aircraft flight (miles)..........................	525	482	8.9%
Actual aircraft in fleet at end of period..........................	240	218	10.1%
Average daily utilization of each aircraft.......................	8 hr 31 min	7 hr 45 min	9.8%
Controllable completion factor.....................................	99.9%	99.8%	0.1	pts
Completion factor......................................................	98.4%	98.2%	0.2	pts

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EXPRESSJET THIRD QUARTER EARNINGS $30.8 MILLION/PAGE 7

NON-GAAP STATISTICAL INFORMATION
	Three Months Ended September 30,
			Increase/ (Decrease)
	2004	2003
PERFORMANCE MEASURES:

Operating margin per CPA (1)..............................	11.5%	11.5%	-
Adjustments:
Add: Labor and other costs excluded from capacity purchase agreement (CPA).............	1.2%	1.4%	(0.2	pts)
Add: Incentives and other revenues excluded from CPA......................................	0.7%	0.8%	(0.1	pts)

Actual operating margin as reported....................	13.4%	13.7%	(0.3	pts)

(1)

Under the capacity purchase agreement with Continental, the operating margin as currently defined should be between 8.5% and 11.5% each quarter; otherwise, a reconciliation payment is made by Continental, if less than 8.5%, or to Continental, if more than 11.5%.  However, for purposes of calculating the operating margin as defined by the agreement, ExpressJet excludes the effect of any unanticipated changes in most of the labor costs, any performance incentive payments and miscellaneous revenues and costs related to services provided to other customers.  Since ExpressJet’s settlement for the operating margin is calculated on a quarterly basis, year-to-date calculation is less meaningful.  For a detailed discussion of ExpressJet’s capacity purchase agreement with Continental, see ExpressJet’s 2003 10-K.  This disclosure provides management the ability to communicate to investors how certain provisions of the capacity purchase agreement operate.

	Three Months Ended September 30,		Nine Months Ended September 30

	2004	2003	2004	2003

Operating costs per block hour (BH) as reported.............................	$1,791	$1,864	$1,798	$1,929
Adjustments:
Subtract: Indemnification claim per BH.......................................	-	-	(7)	-
Add: Security fee reimbursement per BH....................................	-	-	-	7

Adjusted operating cost per BH excluding non-recurring items (1)......	$1,791	$1,864	$1,791	$1,936

(1)

Adjusted operating cost per block hour excluding indemnification claim and security fee reimbursement provides management and investors the ability to measure and monitor ExpressJet’s cost performance absent non-recurring adjustments.  The reasons for these adjustments are as follows:

·

Continental made the indemnification claim under the capacity purchase agreement, which was settled, for costs incurred during the post-retirement storage of certain turboprop aircraft engines.  Since ExpressJet is an all-jet operator, storage of turboprop aircraft is not part of its normal operations.

·

The security fee reimbursement received during May 2003 represented ExpressJet’s share of the reimbursements for security costs to the airline industry.  However, 100% of this reimbursement was remitted to Continental, pursuant to the terms of the capacity purchase agreement with Continental.

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